Exhibit 4.3

$1,000,000,000

TYCO INTERNATIONAL GROUP, S.A.

6% NOTES DUE 2013

GUARANTEED BY

TYCO INTERNATIONAL LTD.

REGISTRATION RIGHTS AGREEMENT

November 12, 2003

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into this 6th day of November, 2003 among Tyco International Group S.A., a Luxembourg company (the “Company”), Tyco International Ltd., a Bermuda company (the “Guarantor”) and the Initial Purchasers (as defined below).

This Agreement is made pursuant to the Purchase Agreement dated November 6, 2003 (the “Purchase Agreement”) among the Company, the Guarantor and the several purchasers named in Schedule I thereto (each, an “Initial Purchaser” and, collectively, the “Initial Purchasers”), which provides for the sale by the Company to the Initial Purchasers of $1,000,000,000 aggregate principal amount of the Company’s 6% Notes due 2013, fully and unconditionally guaranteed by the Guarantor (the “Securities”).  In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company and the Guarantor have agreed to provide to the Initial Purchasers and their respective direct and indirect transferees the registration rights set forth in this Agreement.  The execution of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.                                       Definitions.

As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“1933 Act” shall mean the United States Securities Act of 1933, as amended from time to time.

“1934 Act” shall mean the United States Securities Exchange Act of l934, as amended from time to time.

“Additional Interest” shall have the meaning set forth in Section 2.5 hereof.

“Closing Date” shall have the meaning set forth in the Purchase Agreement.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Depositary” shall mean The Depository Trust Company, or any other depositary appointed by the Company, provided, however, that such depositary must have an address in the Borough of Manhattan, in The City of New York.

“Exchange Offer” shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2.1 hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

“Exchange Period” shall have the meaning set forth in Section 2.1 hereof.

“Exchange Securities” shall mean (i) the notes issued by the Company under the Indenture and (ii) the related guarantees thereon issued by the Guarantor, which, collectively, contain terms identical to the Securities in all material respects (except for references to certain interest rate provisions, restrictions on transfers and restrictive legends), to be offered to Holders of Securities in exchange for Registrable Securities pursuant to the Exchange Offer.

“Holder” shall mean an Initial Purchaser, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture and each Participating Broker-Dealer that holds Exchange Securities for so long as such Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

“Indenture” shall mean the Indenture relating to the Securities and the Exchange Securities, dated as of November 12, 2003, as supplemented by Supplemental Indenture No. 1, dated as of November 12, 2003 among the Company, the Guarantor and The Bank of New York, as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

“Initial Purchaser” or “Initial Purchasers” shall have the meaning set forth in the preamble.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of Outstanding (as defined in the Indenture) Registrable Securities or each series of Registrable Securities as the case may be; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company and other obligors on the Securities or any Affiliate (as defined in the Indenture) of the Company shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount; provided further that, when used in connection with the Shelf Registration Statement, the term Majority Holders shall mean the Holders of a majority of the aggregate principal amount of all series of Registrable Securities participating therein or whose securities are being sold thereunder in the particular case, as applicable.

“Participating Broker-Dealer” shall mean either of J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated or UBS Securities LLC or any other broker-dealer which makes a market in the Securities and exchanges Registrable Securities in the Exchange Offer for Exchange Securities.

“Person” shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Private Exchange” shall have the meaning set forth in Section 2.1 hereof.

“Private Exchange Securities” shall have the meaning set forth in Section 2.1 hereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registrable Securities” shall mean the Securities and, if issued, the Private Exchange Securities; provided, however, that the Securities and, if issued, the Private Exchange Securities, shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Registration Statement, (ii) such Securities have been sold to the public pursuant to Rule l44 (or any similar provision then in force, but not Rule 144A) under the 1933 Act or are saleable without limitation as to the amount of securities to be sold or as to the manner of sale pursuant to Rule 144 under the 1933 Act (or any similar provision then in force), (iii) such Securities shall have ceased to be outstanding or (iv) the Exchange Offer is consummated (except in the case of Securities purchased from the Company and continued to be held by the Initial Purchasers).

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation:  (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. (the “NASD”) registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities and any filings with the NASD), (iii) all expenses of printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, and expenses of printing certificates for Registrable Securities, if required, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (v) all rating agency fees, (vi) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, (vii) the fees and expenses of the Trustee, and any escrow agent or custodian, (viii) the reasonable fees and expenses of the Initial Purchasers in connection with the Exchange Offer, including the reasonable fees and expenses of one counsel to the Initial Purchasers in connection therewith (which shall not exceed $10,000 in the aggregate), (ix) the reasonable fees and disbursements of one special counsel representing the Holders of Registrable Securities in connection with the Shelf Registration Statement and (x) any fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities in offerings under the 1933 Act and the fees and expenses of any special experts retained by the Company in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company and the Guarantor which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“SEC” shall mean the United States Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

“Shelf Registration” shall mean a registration effected pursuant to Section 2.2 hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and the Guarantor pursuant to the provisions of Section 2.2 of this Agreement which covers Registrable Securities or Private Exchange Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“TIA” shall have the meaning set forth in Section 2.1 hereof.

“Trustee” shall mean the trustee with respect to the Securities and the Exchange Securities under the Indenture.

2.                                       Registration Under the 1933 Act.

2.1                                 Exchange Offer.  Unless not permitted because of any changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC, the Company and the Guarantor shall, for the benefit of the Holders, (A) prepare and not later than 120 days following the Closing Date, file with the SEC an Exchange Offer Registration Statement on an appropriate form under the 1933 Act with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Registrable Securities (other than Private Exchange Securities), of a like principal amount of Exchange Securities, (B) use their reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the 1933 Act within 180 days of the Closing Date, (C) use their reasonable efforts to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer and (D) use their reasonable efforts to cause the Exchange Offer to be consummated not later than 210 days following the Closing Date.  Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantor shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Securities for Exchange Securities to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act and under state securities or blue sky laws.

Each Holder participating in the Exchange Offer shall be required, as a condition to such participation, to represent in writing to the Company that, at the time of the consummation of the Exchange Offer, such Holder (a) is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, (b) is not a broker-dealer tendering Registrable Securities acquired directly from the Company for its own account, (c) acquired the Exchange Securities in the ordinary course of such Holder’s business and (d) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities.

In connection with the Exchange Offer, the Company and the Guarantor shall:

(a)                                  mail as promptly as practicable to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(b)                                 keep the Exchange Offer open for acceptance for a period of not less than 30 calendar days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the “Exchange Period”);

(c)                                  utilize the services of the Depositary for the Exchange Offer;

(d)                                 permit Holders to withdraw tendered Registrable Securities at any time prior to 5:00 p.m. (Eastern Time), on the last business day of the Exchange Period, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, and a statement that such Holder is withdrawing such Holder’s election to have such Securities exchanged;

(e)                                  notify each Holder that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

(f)                                    otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

If, prior to consummation of the Exchange Offer, any Initial Purchaser holds any Securities acquired by it and having, or which are reasonably likely to be determined to have, the status of an unsold allotment in the initial distribution, the Company and the Guarantor upon the request of any Initial Purchasers shall, simultaneously with the delivery of the Exchange Securities in the Exchange Offer, issue and deliver to such Initial Purchasers in exchange (a “Private Exchange”) for the Securities held by such Initial Purchasers, a like principal amount of debt securities of the Company guaranteed by the Guarantor with respect thereto, that are identical (except that such securities shall bear appropriate transfer restrictions) to the Exchange Securities (the “Private Exchange Securities”).

The Exchange Securities and the Private Exchange Securities shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), or is exempt from such qualification and shall provide that the Exchange Securities shall not be subject to the transfer restrictions set forth in the Indenture, but that the Private Exchange Securities shall be subject to such transfer restrictions. The Indenture or such indenture shall provide that the Exchange Securities, the Private Exchange Securities and the Securities having the same interest rate and maturity shall vote and consent together on all matters as one class and that none of the Exchange Securities, the Private Exchange Securities or the Securities having the same interest rate and maturity will have the right to vote or consent as a separate class on any matter.

As soon as practicable after the close of the Exchange Offer and/or the Private Exchange, as the case may be, the Company and the Guarantor shall:

(i)                                     accept for exchange all Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which shall be an exhibit thereto;

(ii)                                  accept for exchange all Securities properly tendered pursuant to the Private Exchange;

(iii)                               deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities so accepted for exchange; and

(iv)                              cause the Trustee promptly to authenticate and deliver Exchange Securities or Private Exchange Securities, as the case may be, to the Depositary for the benefit of each Holder of Registrable Securities so accepted for exchange in a principal amount equal to the principal amount of the Registrable Securities of such Holder so accepted for exchange.

Interest on each Exchange Security and Private Exchange Security will accrue from the last date on which interest was paid on the Registrable Securities surrendered in exchange therefor or, if no interest has been paid on the Registrable Securities, from the Closing Date.  Neither the Exchange Offer nor the Private Exchange shall be subject to any conditions, other than (i) that the Exchange Offer or the Private Exchange or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) the due tendering of Registrable Securities in accordance with the Exchange Offer and the Private Exchange, (iii) that each Holder of Registrable Securities exchanged in the Exchange Offer shall have made the representations set forth above in this Section 2.1 and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render available the use of Form S-4 or other appropriate form under the 1933 Act and (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer or the Private Exchange which, in the Company’s and the Guarantor’s judgment, would reasonably be expected to impair the ability of the Company and the Guarantor to proceed with the Exchange Offer or the Private Exchange, as the case may be.  The Company and the Guarantor shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

2.2                                 Shelf Registration.  (i) If, because of any changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC, the Company and the Guarantor are not permitted to effect the Exchange Offer as contemplated by Section 2.1 hereof, (ii) if for any other reason, the Exchange Offer Registration Statement is not declared effective within 180 days following the Closing Date or the Exchange Offer is not consummated within 210 days after the Closing Date or (iii) if a Holder furnishes to the Company in writing prior to the 20th business day following consummation of the Exchange Offer notice that, after consultation with counsel, (A) it is not permitted by applicable law to participate in the Exchange Offer, (B) it is an Initial Purchaser and that such Securities are not eligible to be exchanged for Exchange Securities, or (C) it elected to participate in the Exchange Offer but did not receive fully tradeable Exchange Securities pursuant to the Exchange Offer, then in case of each of clauses (i) through (iii) (the date on which any of the conditions described in clauses (i) through (iii) occurs, including in the case of clause (iii) the receipt of the required notice, being a “Trigger Date”) the Company and the Guarantor shall, at their cost:

(a)                                  File with the SEC within 60 days after the Trigger Date (or, if later, by the date the Company and the Guarantor are obligated to file an Exchange Offer Registration Statement), and thereafter shall use their reasonable efforts to cause to be declared effective within 150 days after the Trigger Date (or, if later, by the date the Company and the Guarantor are obligated to use their reasonable efforts to have the Exchange Offer Registration Statement declared effective), a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders participating in the Shelf Registration and set forth in such Shelf Registration Statement; provided, however, that no Holder shall be entitled to have Registrable Securities held by it included in the Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder and furnishes to the Company in writing such information as the Company may reasonably request for inclusion in the Shelf Registration Statement or any Prospectus included therein.

(b)                                 Use their reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the Closing Date, or for such shorter period that will terminate when all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding or otherwise to be Registrable Securities (the “Effectiveness Period”); provided, however, that the Effectiveness Period in respect of the Shelf Registration Statement shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the 1933 Act and as otherwise provided herein.

(c)                                  Notwithstanding any other provisions hereof, use their reasonable efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

The Company and the Guarantor shall not permit any securities other than Registrable Securities to be included in the Shelf Registration Statement. The Company and the Guarantor further agree, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(b) below, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

2.3                                 Expenses.  The Company and the Guarantor shall pay all Registration Expenses in connection with the registration pursuant to Section 2.1 or 2.2.  Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

2.4.                              Effectiveness.  An Exchange Offer Registration Statement pursuant to Section 2.1 hereof or a Shelf Registration Statement pursuant to Section 2.2 hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to an Exchange Offer Registration Statement or a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court of competent jurisdiction, such Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

2.5                                 Interest.  In the event that either (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 120 calendar day following the Closing Date, (b) the Exchange Offer Registration Statement has not been declared effective on or prior to the 180 calendar day following the Closing Date or (c) the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective, in either case, on or prior to the 210 calendar day following the Closing Date (each such event referred to in clauses (a) through (c) above, a “Registration Default”), the interest rate borne by the Securities shall be increased (“Additional Interest”) immediately upon the occurrence of a Registration Default by one quarter of one percent (0.25%) per annum of the principal amount of the Securities with respect to the first 90-day period during which one or more Registration Defaults is continuing, and thereafter at a rate equal to one-half of one percent (0.5%) per annum of the principal amount of the Securities for the duration one or more Registration Defaults is continuing; provided, however, that no Additional Interest shall be payable if the Exchange Offer Registration Statement is not filed or declared effective or the Exchange Offer is not consummated on account of the reasons set forth in clause (i) of the first paragraph of Section 2.2 (it being understood, however, that in any such case the Company and the Guarantor shall be obligated to file a Shelf Registration Statement and Additional Interest shall be payable if the Shelf Registration Statement is not declared effective in accordance with Section 2.2(a); and provided, further, that Additional Interest shall only be payable in case the Shelf Registration Statement is not declared effective as aforesaid with respect to Securities that have the right to be included, and whose inclusion has been requested, in the Shelf Registration Statement.  Following the cure of all Registration Defaults the accrual of Additional Interest will cease and the interest rate will revert to the original rate.

If the Shelf Registration Statement is declared effective but shall thereafter become unusable by the Holders for any reason other than during a Suspension Period (as defined below), and the aggregate number of days in any consecutive twelve-month period for which the Shelf Registration Statement shall not be usable exceeds 30 days in the aggregate, then the interest rate borne by the Securities included in the Shelf Registration Statement will be increased by one quarter of one percent (0.25%) per annum of the principal amount of the Securities for the first 90-day period (or portion thereof) beginning on the 31st such date that such Shelf Registration Statement ceases to be usable, and thereafter at a rate equal to one-half of one percent (0.5%) per annum of the principal amount of the Securities for the duration such Shelf Registration Statement continues to be unusable.  Any amounts payable under this paragraph shall also be deemed “Additional Interest” for purposes of this Agreement.  Upon the Shelf Registration Statement once again becoming usable, the interest rate borne by such Securities will be reduced to the original interest rate if the Company is otherwise in compliance with this Agreement at such time.  Additional Interest shall be computed based on the actual number of days elapsed in each 90-day period in which the Shelf Registration Statement is unusable.

The Company and the Guarantor shall notify the Trustee within five business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”).  Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of the Securities entitled to receive the interest payment, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due.  The Additional Interest due shall be payable on each interest payment date to the record Holder of Securities entitled to receive the interest payment to be paid on such date as set forth in the Indenture.  Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date.

3.                                       Registration Procedures.

In connection with the obligations of the Company and the Guarantor with respect to Registration Statements pursuant to Sections 2.1 and 2.2 hereof, the Company and the Guarantor shall:

(a)                                  prepare and file with the SEC a Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company and the Guarantor, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof, (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and (iv) shall comply in all material respects with the requirements of Regulation S-T under the 1933 Act, and use their reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

(b)                                 prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance (in the case of a Shelf Registration) with the intended method or methods of distribution by the selling Holders thereof (including sales by any Participating Broker-Dealer);

(c)                                  in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities, at least five business days prior to filing, that a Shelf Registration Statement with respect to the Securities is being filed; (ii) furnish to each Holder of Registrable Securities and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

(d)                                 use their reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC; provided, however, that neither of the Company nor the Guarantor shall be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(e)                                  notify promptly each Holder of Registrable Securities included under a Shelf Registration or any Participating Broker-Dealer who has notified the Company and the Guarantor that it is utilizing the Exchange Offer Registration Statement as provided in paragraph (f) below and, if requested by such Holder or Participating Broker-Dealer, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, and (iv) upon the occurrence or existence of any pending corporate development making it appropriate for the Company to suspend the availability of the Shelf Registration Statement (a “Suspension Event”); provided that if such notice of a Suspension Event has been given to Holders, the Company shall, as promptly as practicable following a determination that the Suspension Event no longer exists and that the Holders may recommence such sales, notify such Holders in writing of such determination.

(f)                                    in the case of the Exchange Offer Registration Statement (i) include in the Exchange Offer Registration Statement a section entitled “Plan of Distribution”, substantially to the effect of Annex A hereto, subject to revision based on change in applicable law or SEC positions or policies; provided that in the case of any change in applicable law or SEC positions or policies, the “Plan of Distribution” section shall be reasonably acceptable to counsel to the Initial Purchasers on behalf of the Participating Broker-Dealers, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 promulgated under the 1934 Act) of Exchange Securities to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of Initial Purchasers on behalf of the Participating Broker-Dealers and their counsel, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request, (iii) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any Person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto, provided that any such Person has provided the Company in writing with any information required by Item 507 or Item 508 of Regulation S-K under the 1933 Act (or any similar provision then in force) for inclusion in the Prospectus contained in the Exchange Offer Registration Statement, and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

“If the exchange offeree is a broker-dealer holding Registrable Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Securities received in respect of such Registrable Securities pursuant to the Exchange Offer;” and

(y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act;

(g)                                 notify Holders of the requirement to suspend use of the Registration Statement or Prospectus in connection with effecting any distribution of their Registrable Securities, as applicable, in the case of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

(h)                                 make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as promptly as practicable;

(i)                                     in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits);

(j)                                     in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three business days prior to the closing of any sale of Registrable Securities;

(k)                                  in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts that would require an amendment to the Shelf Registration Statement to ensure continued compliance with applicable law, other than during a Suspension Period, as soon as, in the discretion of the Company and the Guarantor, public disclosure of such event or facts would not be prejudicial to or contrary to the interest of either the Company or the Guarantor (or, if necessary, to avoid unreasonable burden or expense, as soon as reasonably practicable thereafter), use their reasonable efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities or Participating Broker-Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or will remain so qualified.  At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;

(l)                                     in the case of a Shelf Registration, concurrent the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers on behalf of such Holders, unless such documents are publicly available via the EDGAR system;

(m)                               use their reasonable efforts to obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

(n)                                 (i)  cause the Indenture to be qualified under the TIA in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, (ii) cooperate with the Trustee to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA, to the extent that such changes may be made without the consent of the Holders or the holders of any other securities issued under the Indenture and (iii) execute, and use their reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(o)                                 take all customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities under a Shelf Registration; and (A) in the case of an underwritten offering under a Shelf Registration, enter into an underwriting agreement and (B) in the case of a non-underwritten offering in circumstances in which Holders participating in such non-underwritten offering represent to the Company and the Guarantor that they may be deemed to be statutory underwriters under the Securities Act and may have liabilities for misstatements or omissions in the Registration Statement to which they may assert a due diligence defense, enter into an appropriate agreement, and in the case of either (A) or (B):

(i)  make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

(ii)  use reasonable efforts to obtain opinions of counsel to the Company and the Guarantor (which opinions shall be reasonably satisfactory to the managing underwriters, if any, or, if there are no underwriters, the Holders who are participating in such non-underwritten offering) addressed to the underwriters, if any, or, if there are no underwriters, such Holders covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings;

(iii)  use reasonable efforts to obtain “cold comfort” letters and updates thereof from the Company’s and the Guarantor’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) addressed to the underwriters, if any, and if there are no underwriters, use reasonable efforts to have such letter addressed to the Holders who are participating in such non-underwritten offering (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters to underwriters in connection with similar underwritten offerings;

(iv) if so requested by the Holders who are participating in such non-underwritten offering, enter into a securities sales agreement with such Holders and an agent of such Holders providing for, among other things, the appointment of such agent for such Holders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be in form, substance and scope customary for similar offerings; and

(v)  if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially in the form customarily provided to such underwriters in similar types of transactions; provided that such underwriting agreement shall contain customary provisions regarding indemnification of the Company and the Guarantor with the respect to information provided by the underwriters.

In the case of any underwritten offering, the Company and the Guarantor shall provide written notice to the Holders of all Registrable Securities whose Securities are included in the Shelf Registration Statement of such underwritten offering as soon as reasonably practicable.  Such notice shall (x) offer each such Holder the right to participate in such underwritten offering, (y) specify a date by which such Holder must inform the Company of its intent to participate in such underwritten offering and (z) include the instructions such Holder must follow in order to participate in such underwritten offering;

(p)                                 in case a Holder shall determine to sell Securities under a Shelf Registration in circumstances in which (i) the Holder and the Guarantor reasonably agree or (ii) an opinion of counsel to the Holder reasonably acceptable to the Guarantor provides, that the Holder participating in such offering may be deemed to be a statutory underwriter under the Securities Act and may have liabilities for misstatements or omissions in the Registration Statement to which they may assert a due diligence defense, make available for inspection by counsel reasonably acceptable to the Company and the Guarantor the information reasonably requested by such counsel, and cause representatives of the Company and the Guarantor to be available for discussion of such documents as shall be reasonably requested by such counsel, in each case not more than quarterly and at a time reasonably acceptable to the Company and as shall be customary and reasonably necessary to enable such Holders to exercise applicable due diligence responsibilities; provided that all non-public information shall be kept confidential by such Persons, unless such information becomes available to the public generally not as a result of a breach of this Agreement, and unless disclosure is required in connection with a court proceeding or required by law, in which case prior to such disclosure the Company and the Guarantor shall be given such notice as shall be reasonably practicable in the circumstances to enable the Company or the Guarantor to take action to prevent disclosure of such information.

(q)                                 [Reserved]

(r)                                    in the case of a Shelf Registration, use their reasonable efforts to cause the Registrable Securities to be rated by the appropriate rating agencies, if so requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

(s)                                  otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 promulgated thereunder;

(t)                                    cooperate and assist in any filings required to be made with the NASD and, in the case of a Shelf Registration, in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of the NASD); and

(u)                                 upon consummation of an Exchange Offer or a Private Exchange, obtain (i) a customary opinion of counsel to the Company and the Guarantor addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer or the Private Exchange, and which includes an opinion that (A) each of the Company and the Guarantor has duly authorized, executed and delivered the Exchange Securities and/or Private Exchange Securities, as applicable, and the related indenture, and (B) each of the Exchange Securities, the Private Exchange Securities and the related indenture constitute legal, valid and binding obligations of each of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its respective terms (with customary exceptions) and (ii) an officers’ certificate containing the certifications substantially similar to those set forth in Section 5(b) of the Purchase Agreement.

In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company and the Guarantor of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(v) and 3(e)(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof, and, if so directed by the Company and the Guarantor, such Holder will deliver to the Company and the Guarantor (at their expense) all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Company and the Guarantor.  No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

Notwithstanding anything to the contrary in this Agreement, the Company shall require that Holders refrain from effecting any distribution of their Registrable Securities pursuant to the Shelf Registration Statement if the Company or the Guarantor in its reasonable good faith judgment determines that a Suspension Event has occurred.  The Company will use its reasonable efforts to ensure that the use of the Shelf Registration Statement may be resumed as soon as, in the discretion of the Company and the Guarantor, such suspension is no longer appropriate. Any period during which the Company requires Holders to refrain from disposing of their Registrable Securities due to a Suspension Event shall be deemed to trigger the obligation of the Company to pay Additional Interest in accordance with the second paragraph of Section 2.5 to the extent that such period exceeds 45 days in any one instance or 90 days in the aggregate during any consecutive 12-month period (a “Suspension Period”).

4.                                       Indemnification; Contribution.

(a)                                  The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Holder, each Participating Broker-Dealer, each Person, if any, who controls any Holder or Participating Broker-Dealer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, each affiliate of any Holder or Participating Broker-Dealer and each of their respective officers and directors as follows:

(i)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever based upon any such untrue statement or omission, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission;  provided that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company and the Guarantor; and

(iii)  subject to Section 4(c) below, against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company and the Guarantor by or on behalf of the Holder or Participating Broker-Dealer expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); and provided further that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense (1) arising from an offer or sale of Registrable Securities occurring during any period that a Registration Statement is unusable following the receipt by the Holder of notice thereof as contemplated in the third to last paragraph and the last paragraph of Section 3 or (2) if the Holder or Participating Broker

Dealer fails to deliver at or prior to the written confirmation of sale, the most recent Prospectus, as amended or supplemented, and such Prospectus, as amended or supplemented, would have corrected such untrue statement or omission or alleged untrue statement or omission.

(b)                                 Each Holder severally, but not jointly, agrees to indemnify and hold harmless the Company, the Guarantor and the other selling Holders, and each of their respective directors and officers, and each Person, if any, who controls the Company, the Guarantor or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Company or the Guarantor by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

(c)                                  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such action or proceeding and shall pay the fees and expenses of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the contrary or (ii) the named parties in any such proceeding (including impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to any admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(e)                                  If the indemnification provided for in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company and the Guarantor on the one hand and the Holders and/or the Participating Broker-Dealers each on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative fault of the Company and the Guarantor on the one hand and the Holders and/or the Participating Broker-Dealers each on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor, the Holders and/or the Participating Broker-Dealers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantor, the Holders and/or the Participating Broker-Dealers agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Holders and/or the Participating Broker-Dealers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 4, each Person, if any, who controls a Holder or Participating Broker-Dealer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Holder or Participating Broker-Dealer, and each director of the Company and such Guarantor, as the case may be, and each Person, if any, who controls the Company and such Guarantor, as the case may be, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

5.                                       Miscellaneous.

5.1                                 Rule 144 and Rule 144A.  If the Guarantor ceases to be required to file reports under Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder, the Company and the Guarantor covenant that the Guarantor will upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act to the extent required by the securities laws, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC.

5.2                                 No Inconsistent Agreements.  The Company and the Guarantor have not entered into, and the Company and the Guarantor will not after the date of this Agreement enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.  The rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of the Company’s and the Guarantor’s other issued and outstanding securities under any such agreements.

5.3                                 Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Guarantor have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure.

5.4                                 Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company and the Guarantor by means of a notice given in accordance with the provisions of this Section 5.4, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Company and the Guarantor, initially at the Company’s address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.4.

All such notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

5.5                                 Successor and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture.  If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

5.6                                 Third Party Beneficiaries.  Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made under this Registration Rights Agreement between the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

5.7.                              Specific Enforcement.  Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Guarantor acknowledge that any failure by the Company and the Guarantor to comply with their obligations under Sections 2.1 through 2.4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s and the Guarantor’s obligations under Sections 2.1 through 2.4 hereof.

5.8.                              Restriction on Resales.  Prior to the earlier of the completion of the Exchange Offer or the effectiveness of the Shelf Registration Statement, the Company and the Guarantor

will not, and will cause their “affiliates” (as such term is defined in Rule 144(a)(1) under the 1933 Act) and subsidiaries not to, resell any Securities which are “restricted securities” (as such term is defined under Rule 144(a)(3) under the 1933 Act) that have been reacquired by any of them, other than resales to affiliates or subsidiaries of the Guarantor or resales pursuant to any effective Registration Statement.

5.9                                 Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

5.10                           Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

5.11                           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

5.12                           Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

5.13                           Submission to Jurisdiction; Appointment of Agent for Service.  (a)  Each of the Company and the Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement.  Each of the Company and the Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.  To the extent that the Company or the Guarantor has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Company and the Guarantor irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)                                 Each of the Company and the Guarantor hereby irrevocably appoints CT Corporation System, with offices at 111 Eighth Avenue, New York, New York 10011, as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent.  Each of the Company and the Guarantor waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto.  Each of the Company and the Guarantor represents and warrants that such agent has agreed to act as its agent for service of process, and the Company and the Guarantor each agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

5.14.                        Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Initial Purchasers could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given.  The obligation of the Company and the Guarantor with respect to any sum due from either of them to any Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter or any person controlling any such Person shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter or controlling person of such Person of any sum in such other currency, and only to the extent that such Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter or controlling person of any such Person may in accordance with normal banking procedures purchase United States dollars with such other currency.  If the United States dollars so purchased are less than the sum originally due to such Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter or controlling person of such Person hereunder, the Company and the Guarantor jointly and severally agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter or controlling person of such Person, as applicable, against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter or controlling person of such Person hereunder, such Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter or controlling person of such Person, as applicable, agrees to pay to the Guarantor an amount equal to the excess of the dollars so purchased over the sum originally due to such Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter or controlling person of such Person hereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TYCO INTERNATIONAL GROUP S.A.

By:	/s/ Michelangelo Stefani
Name: Michelangelo Stefani
Title: Managing Director

TYCO INTERNATIONAL LTD.

By:	/s/ David J. FitzPatrick
Name: David J. FitzPatrick
Title: Executive Vice President and Chief Financial Officer

Confirmed and accepted as
of the date first above
written:

J.P. MORGAN SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
UBS SECURITIES LLC
Acting severally on behalf of themselves and the several Initial
Purchasers named in Schedule I to the Purchase Agreement.

By:	J.P. Morgan Securities Inc.

By:	/s/ Maria Sramek
Name: Maria Sramek
Title:Vice President

By:	Morgan Stanley & Co. Incorporated

By:	/s/ Michael Fusco
Name: Michael Fusco
Title:

By:	UBS Securities LLC

By:	/s/ Bruce J. Widas
Name: Bruce J. Widas
Title: Managing Director Capital Markets

By:	UBS Securities LLC

By:	/s/ John Doherty
Name: John Doherty
Title: Managing Director

ANNEX A

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account in exchange for old notes pursuant to the exchange offer must acknowledge that such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such exchange notes.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes.  Under existing interpretations of the SEC contained in several no-action letters to third parties, the exchange notes will be freely transferable by holders thereof (other than our affiliates) after the exchange offer without further registration under the Securities Act; provided, however, that each holder that wishes to exchange its old notes for exchange notes will be required to represent:

1.                                       that any exchange notes to be received by such holder will be acquired in the ordinary course of its business;

2.                                       that at the time of the consummation of the exchange offer such holder will have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the Securities Act;

3.                                       that such holder is not our “affiliate” (as defined in Rule 405 promulgated under the Securities Act) or an “affiliate” of any of the guarantors;

4.                                       if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of exchange notes; and

5.                                       if such holder is a broker-dealer (a “Participating Broker-Dealer”), such holder will receive exchange notes for its own account in exchange for notes that were acquired as a result of market making or other trading activities and that such holder will deliver a prospectus in connection with any resale of such exchange notes.

We will agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of exchange notes.  If any holder is an affiliate of the Company or is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the exchange notes to be acquired pursuant to the exchange offer, such holder:

•                                          may not rely on the applicable interpretations of the staff of the SEC; and

•                                          must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

We will not receive any proceeds from any sale of exchange notes by broker-dealers.  Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices.  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes.

Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.  The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal.  We have agreed, pursuant to the Registration Rights Agreement, to pay [all expenses incident to the exchange offer (including the expenses of one counsel for all the holders of the notes and exchange notes as a single class)](1) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes and exchange notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGEND

Each broker-dealer that receives exchange securities for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange securities.  The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange securities received in exchange for unregistered securities where the unregistered securities were acquired by the broker-dealer as a result of market-making activities or other trading activities.  We have agreed that, for a period of 180 days after the date of this prospectus, we will make this prospectus available to any broker-dealer for use in connection with any resale.

(1)     To be confirmed